As filed with the Securities and Exchange Commission on May 7, 1999
                                                  Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               IOMEGA CORPORATION
               (Exact name of issuer as specified in its charter)

                       Delaware                                86-0385884
         (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                 Identification Number)

                      1821 West Iomega Way, Roy, Utah 84067
               (Address of Principal Executive Offices) (Zip Code)

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                             Jonathan Wolfman, Esq.
                                Hale and Dorr LLP
                  60 State Street, Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)


 Title of securities to be         Amount to         Proposed maximum offering      Proposed maximum aggregate      Amount of
         registered              be Registered            price per share                 offering price         registration fee

----------------------------- -------------------- ------------------------------ ----------------------------- -------------------

        Common Stock           8,500,000 shares              $4.84375                      $41,171,875               $11,445.79 *
     $.03 1/3 par value
----------------------------- -------------------- ------------------------------ ----------------------------- -------------------

* Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 5, 1999 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-26375), filed by the Registrant on May 1, 1997, relating to the Registrant's 1997 Stock Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roy, State of Utah, on the 7th day of May, 1999.



                                                     IOMEGA CORPORATION



                                                     By: /s/Jodie K. Glore
                                                         -----------------------
                                                         President and
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Iomega Corporation, hereby severally constitute Laurie B. Keating, Patrick J. Rondeau and Jonathan Wolfman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Iomega Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


    Signature               Title                               Date
    ---------               -----                               ----

    /s/Jodie K. Glore                                           May 7, 1999
    ----------------------
    Jodie K. Glore          President, Chief Executive Officer and
                            Director (Principal Executive Officer)

    /s/Dan E. Strong                                            May 7, 1999
    ----------------------
    Dan E. Strong           Vice President, Corporate Controller and
                            Acting Chief Financial Officer (Principal
                            Financial and Accounting Officer)

    /s/David J. Dunn                                            May 7, 1999
    ----------------------
    David J. Dunn           Chairman of the Board of Directors


    /s/John W. Barter                                           May 7, 1999
    ----------------------
    John W. Barter          Director


    /s/Robert P. Berkowitz                                      May 7, 1999
    ----------------------
    Robert P. Berkowitz     Director


    /s/John R. Myers                                            May 7, 1999
    ----------------------
    John R. Myers           Director


                                                                May 7, 1999

    ----------------------
    M. Bernard Puckett      Director


    /s/John M. Seidl                                            May 7, 1999
    ----------------------
    John M. Seidl           Director


    /s/James E. Sierk                                            May 7, 1999
    ----------------------
    James E. Sierk          Director



Exhibit
Number           Description
-------          ------------


    4.1 (1) Restated Certificate of Incorporation of the Registrant, as amended.

    4.2 (2)      Amended and Restated By-Laws of the Registrant, as amended.

    4.3 (3)      Rights  Agreement,  dated  as  of July 28, 1989,  between   the
                 Registrant and BankBoston, as Rights Agent.

    4.4 (4)      Amendment No. 1, dated  September 24, 1990, to Rights Agreement
                 dated   as  of  July  28,  1989  between  the  Registrant   and
                 BankBoston, as Rights Agent.

    5            Opinion of Hale and Dorr LLP.

   23.1          Consent of Hale and Dorr LLP (included in Exhibit 5).

   23.2          Consent of Arthur Andersen LLP.

   24 Power of Attorney (included on the signature page of this Registration Statement).



                    (1) Incorporated herein by reference from the Exhibits to the Registrant's Registration Statement on Form S-8 filed with the Commission on May 1, 1997 (File No.
                         333-26375).

                    (2)  Incorporated  herein by reference  from the Exhibits to the Registrant's  Quarterly Report on Form 10-Q for the
                         period  ended  July 4, 1993  (File No.  000-11963),  as
                         amended  by  Exhibit B to the  Registrant's  Definitive
                         Proxy   Statement   on  Schedule  14A  filed  with  the
                         Commission on March 11, 1997 (File No. 001-12333).

                    (3) Incorporated herein by reference from the Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on August 12, 1989 (File No. 000-11963).

                    (4) Incorporated herein by reference from the Exhibits to the Registrant's Amendment No. l to Current Report on
                         Form 8-K filed with the  Commission  on  September  25,
                         1990 (File No. 000-11063).



                                                                    Exhibit 5




                                HALE AND DORR LLP
                               COUNSELLORS AT LAW
                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000  FAX 617-526-5000


                                   May 7, 1999


Iomega Corporation
1821 West 4000 South
Roy, Utah 84067

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 8,500,000 shares of
Common  Stock,  $.03  1/3  par  value  per  share  (the  "Shares"),   of  Iomega
Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1997 Stock Incentive Plan (the "Plan").

         We have examined the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable. It is understood that this opinion is to be used only inconnection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Items 601(b)(5) and 601(b)(23) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/Hale and Dorr LLP
                                                     ----------------------
                                                     HALE AND DORR LLP

                                                                Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 19, 1999 included or incorporated by reference in Iomega Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
------------------------
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
May 7, 1999